Exhibit 1.1

Benefitfocus, Inc.

Common Stock, par value $0.001 per share

Underwriting Agreement

August [●], 2015

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

    As representatives of the several Underwriters

    named in Schedule II hereto,

c/o Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282-2198

Ladies and Gentlemen:

Benefitfocus, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company named in Schedule I hereto (the “Selling Stockholders”) confirm their respective agreements with the Underwriters named in Schedule II hereto (the “Underwriters”), for whom Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are acting as representatives (the “Representatives” or “you”), with respect to (i) the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, subject to the terms and conditions stated herein, of the respective number of shares (the “Firm Shares”) of Common Stock, $0.001 par value (the “Stock”), of the Company set forth in Schedule I and Schedule II hereto and, (ii) at the election of the Underwriters, the purchase by the Underwriters, acting severally and not jointly, of up to [●] additional shares (the “Optional Shares”) of Stock being sold by the Selling Stockholders. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-3 (File No. 333-205895) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, including all documents incorporated by reference in the prospectus contained therein, each in the form heretofore delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the fifth paragraph under the heading “Underwriting” relating to underwriter commission and concession, and the information in the ninth and tenth paragraphs relating to price stabilization, in each case contained in the Prospectus (the “Underwriter Information”);

(iii) For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than the grant or exercise of equity awards under the Company’s plans, or the exercise of warrants as disclosed in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole or on the performance of the Company of its obligations under this Agreement (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and each such subsidiary has been listed in the Registration Statement;

(ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(x) Compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for violations that would not individually or in the aggregate have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the sale of the Shares contemplated hereby, the registration of the Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the NASDAQ Stock Market (“NASDAQ”) in connection with the purchase and distribution of the Shares by the Underwriters;

(xi) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xii) The statements set forth or incorporated by reference in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Material U.S. Federal Tax Considerations Applicable to Non-U.S. Holders” and “Underwriting (Conflicts of Interest)”, insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the captions “Risk

Factors – Risks Related to Regulation”, “Risk Factors – Risks Related to this Offering and Ownership of Our Common Stock – Our business is subject to changing regulations regarding corporate governance, disclosure controls, internal control over financing reporting, and other compliance areas that will increase both our costs and the risk of noncompliance”, and “Business – Government Regulation”, insofar as such statements describe the state, federal and foreign government and/or administrative healthcare laws, rules and regulations which are applicable to the Company and its subsidiaries, are accurate, complete and fair; to the knowledge of the Company there are no applicable state, federal and/or administrative healthcare laws, rules and regulations that as of this date are material to the business of the Company or any of its subsidiaries, which are not described in the Prospectus;

(xiii) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xiv) The Company is not required, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required, to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder (the “Investment Company Act”);

(xv) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xvi) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act, the rules and regulations of the Commission thereunder and the Public Accounting Oversight Board;

(xvii) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement comply with the applicable requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as disclosed therein; the supporting schedules included or incorporated by reference in the Registration Statement, if any, present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein, except as disclosed therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act and the rules and regulations of the Commission thereunder; to the extent included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, the pro forma financial information and the related notes thereto included or incorporated by reference therein have been prepared in accordance with the applicable requirements of the Act and comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus in all material respects; all other financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby;

(xviii) The Company and its directors and officers, in their capacities as such, have taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(xix) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xx) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxii) The Company and its subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission to the patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, know-how, proprietary rights and processes (collectively, “Intellectual Property”) necessary for their business as described in the Pricing Prospectus and the Prospectus and, to the Company’s knowledge, necessary in connection with the products and services under development, without any known conflict with or infringement of the interests of others, and have taken all reasonable steps necessary to secure interests in such Intellectual Property and have taken all reasonable steps necessary to secure assignment of such Intellectual Property from its employees and contractors; except as set forth in the Pricing Prospectus and the Prospectus, there has not been any infringement by any third party of any Intellectual Property or other similar rights of the Company or any of its subsidiaries; except as set forth in the Pricing Prospectus and the Prospectus, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be set forth in the Pricing Prospectus and the Prospectus; except as set forth in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Pricing Prospectus and the Prospectus; none of the technology employed by the Company has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of its directors or executive officers or any of its employees or otherwise in violation of the rights of any persons; except as disclosed in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any communications alleging that the Company or any of its subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Pricing Prospectus and the Prospectus, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violations, infringements or conflicts which, individually or in the aggregate, have not had, and are not reasonably likely to result in, a Material Adverse Effect; and the Company and its subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of their confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession;

(xxiii) The Company and its subsidiaries have (I) paid all federal, state, local and foreign taxes required to be paid through the date hereof, except any such taxes being contested in good faith and adequately reserved, and (II) filed all tax returns required to be filed through the date hereof; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

(xxiv) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus and the Prospectus, the lack of which would result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course;

(xxv) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, manufacturers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party;

(xxvi) (I) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (II) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a statutory or administrative exemption, has occurred with respect to any Plan that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (III) neither the Company nor any member of its Controlled Group have ever maintained or contributed to or participated in a Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA) or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; and (iv) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries;

(xxvii) (I) The Company and its subsidiaries (A) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, orders and other legally enforceable requirements relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants

(collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability (including, without limitation, such liability of a third party that could reasonably be expected to adversely affect the Company or any of its subsidiaries) under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (II) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (I) and (II) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (III) except as described in the Pricing Prospectus and the Prospectus, (A) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which the Company reasonably believes no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(xxviii) Except as would not have a Material Adverse Effect, neither the Company nor any of the subsidiaries has violated (I) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (II) any applicable wage or hour laws or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder;

(xxix) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonable and is ordinary and customary for comparable companies in the same or similar businesses; and neither the Company nor any of its subsidiaries has (I) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (II) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(xxx) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (I) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (II) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (III) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA; or (IV) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxi) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(xxxii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xxxiii) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required by any statute or any order, rule or regulation of any court or governmental agency or body having any jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject;

(xxxiv) There are no persons with registration rights or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as may be described in the Pricing Prospectus and the Prospectus. The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise effectively waived;

(xxxv) The Company’s board of directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and the Exchange;

(xxxvi) The Company has operated its business in a manner compliant in all material respects with all privacy and data protection laws and regulations and all contractual obligations applicable to the Company’s collection, handling, and storage of its customers’ data. The Company has policies and procedures in place designed to ensure the integrity and security of the data collected, handled or stored in connection with the delivery of its product offerings. The Company complies with, has policies and procedures in place designed to ensure privacy and data protection laws are complied with and takes appropriate steps which are reasonably designed to assure compliance in all material respects with such policies and procedures. Such policies and procedures comply in all material respects with all laws and regulations applicable to the Company as well as all contractual obligations applicable to Company. The Company has required and does require all third parties to which it provides any data to maintain the privacy and security of such data, including by contractually requiring such third parties to protect such data from unauthorized access by and/or disclosure to any unauthorized third parties. The Company has not experienced any security incident that has materially compromised the privacy and/or security of any data;

(xxxvii) The Company has not and, to its knowledge, no one acting on its behalf has, (I) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares, (II) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (III) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company other than as contemplated in this Agreement;

(xxxviii) Since the date as of which information is given in the Pricing Prospectus, and except as may otherwise be disclosed in the Pricing Prospectus, the Company has not (I) issued or granted any securities, other than pursuant to employee benefit plans, stock option plans or other employee compensation plans disclosed in the Pricing Prospectus or pursuant to outstanding options, rights or warrants, (II) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (III) entered into any material transaction not in the ordinary course of business or (IV) declared or paid any dividends on its capital stock;

(xxxix) Except as described in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering; and

(xl) From the time of filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters that:

(i) The Selling Stockholder Information of such Selling Stockholder does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As used in this Agreement, the “Selling Stockholder Information” means information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus, it being understood and agreed that the only Selling Stockholder Information so furnished by such Selling Stockholder consists solely of the name and address of the Selling Stockholder, the number of shares owned and the number of shares proposed to be sold by such Selling Stockholder, and the information about the Selling Stockholder appearing in the text corresponding to the footnote adjacent to such Selling Stockholder’s name under the caption “Selling Stockholder” in the Pricing Prospectus and the Prospectus;

(ii) Such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(iii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (b) nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, or the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or (c) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except, with respect to clauses (a) and (c), such as will not, individually or in the aggregate, have a material adverse effect on each Selling Stockholder’s ability to consummate the transactions contemplated herein; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the registration of the Stock under the Exchange Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, the rules and regulations of FINRA or the NASDAQ in connection with the purchase and distribution of the Shares by the Underwriters;

(iv) Immediately prior to each Time of Delivery such Selling Stockholder will have good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefore pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(v) Such Selling Stockholder has executed and delivered a lock-up agreement to the Representatives, in form and substance satisfactory to the Representatives.

(vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

(viii) Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price per share of [•], the number of Firm Shares set forth in Schedule I, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholders agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

3. The Selling Stockholders hereby grant to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and to the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5(a) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on August [●], 2015 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Selling Stockholders and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(r) hereof, will be delivered at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery that you disapprove of promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is otherwise not subject to taxation on the date hereof;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) During the period beginning from the date hereof and continuing to and including the date sixty (60) days after the date of the Prospectus (the “Lock-Up Period”), not to (I) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the

Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (II) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (I) or (II) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders and not available on EDGAR, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission) that is not already publically available and the delivery of which would not violate Regulation FD;

(h) To use its best efforts to list for quotation the Shares on the NASDAQ;

(i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(j) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(k) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(l) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(m) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Act and (b) completion of the Lock-Up Period; and

(n) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document to correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) one-half the cost of any aircraft chartered and any group transportation used by the Company in connection with the road show; (ix) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, in the form of a Canadian “wrapper” (including related, reasonable, documented fees and disbursements of Canadian counsel to the Underwriters); and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in substantially the form attached as Annex III(a) hereto, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Wyrick Robbins Yates & Ponton LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in substantially the form attached as Annex III(b) hereto;

(d) Freshfields Bruckhaus Deringer LLP, as counsel for certain of the Selling Stockholders, Maples and Calder, as Cayman Islands counsel for certain of the Selling Stockholders and P+P Pöllath + Partners, as German counsel for certain of the Selling Stockholders shall have furnished to you their written opinions, dated such Time of Delivery, in substantially the form attached as Annex III(c) hereto;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto);

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or South Carolina State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance for quotation on the NASDAQ;

(j) FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of the Lock-Up Agreements from all directors and executive officers of the Company and all entities holding equity securities of the Company that are affiliated with a director or executive officer of the Company, as well as any other Lock-Up Agreements reasonably required by the Underwriters, substantially in the form of Annex I hereto;

(l) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m) At each Time of Delivery, the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof, to the effect that each such officer has carefully examined the Registration Statement, the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Shares, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and at the Time of Delivery with the same effect as if made on the Time of Delivery and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Pricing Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus and the Prospectus (exclusive of any supplement thereto).

(n) At each Time of Delivery, the Representatives shall have received a certificate by or on behalf of each Selling Stockholder to the effect that (i) the representations and warranties of each Selling Stockholder in this Agreement are true and correct on and at the Time of Delivery with the same effect as if made on the Time of Delivery; and (ii) each Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery;

(o) At each Time of Delivery, the Representatives shall have received a certificate of the Secretary of the Company, as to such matters as the Representatives may reasonably request;

(p) At each Time of Delivery, the Chief Financial Officer of the Company, in his capacity as such, shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof, with respect to certain financial and accounting information in the Registration Statement, the Pricing Prospectus and the Prospectus, in form and substance satisfactory to the Representatives;

(q) At each Time of Delivery, the General Counsel of the Company, in his capacity as such, shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof, as to such matters as the Representatives may reasonably request; and

(r) At each Time of Delivery, the Company and the Selling Stockholders shall have furnished to the Representatives such additional information, certificates, opinions or documents as the Representatives may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the (i) Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or (ii) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (iii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information.

(b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with the Selling Stockholder Information, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by each Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, however, that the liability of a Selling Stockholder pursuant to this subsection (b) shall in no event exceed the product of the number of Shares sold by such Selling Stockholder and the initial public offering price of the Shares set forth in the Prospectus, less underwriting discounts and commissions.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company or such Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent the indemnifying party is prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Selling Stockholder, respectively, on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each Selling Stockholder, respectively, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and each Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions, but before deducting expenses) received by the Company and each Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or each Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute an amount in excess of the amount by which the aggregate public offering price, less underwriting discounts and commissions, of Shares sold by such Selling Stockholder exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to the Shares sold by each Selling Stockholder and not joint. No Selling Stockholder will have any liability under this Section 9(e) unless such Selling Stockholder would have had liability for indemnification under Section 9(b) in accordance with its terms. In addition, such Selling Stockholder shall have no liability under Sections 9(b) and 9(e) hereof in any amount in excess of the proceeds (less underwriters’ discounts and commissions but before expenses) received by the Selling Stockholder from the sale of the Shares sold by such Selling Stockholder pursuant to this Agreement.

(f) The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that it has so arranged for the purchase of such Shares, you or the Company and the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholders or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, then neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling

Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives to Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, NY 10005, Attention: ECM Syndicate Desk and the General Counsel, with a copy to Christopher Austin, Esq. Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, NY 10019; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel, with a copy to Donald R. Reynolds, Esq. at Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607; and if to the Selling Stockholders to their addresses with a copy to such Selling Stockholder’s counsel, if any, listed on Schedule I; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and each of the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or such Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or such Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company or such Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholders have consulted their own legal and financial advisors to the extent each deemed appropriate. The Company and each of the Selling Stockholders agrees that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Without limiting the applicability of Sections 2 and 3 hereof or any other provision of this Agreement, with respect to any Underwriter who is or is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by a Selling Stockholder, the Shares being sold to such Underwriter shall not include any Shares attributable to such client (with any such shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client (and, if there is any unsold allotment in the offering at the First Time of Delivery, such unsold allotment in respect of Shares attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Page Follows]

Very truly yours,

BENEFITFOCUS, INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The Selling Stockholders named in Schedule I hereto

GS CAPITAL PARTNERS VI FUND, L.P.
By: GSCP VI Advisors, L.L.C. its General Partner

Name:
Title:

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.
By: GSCP VI Offshore Advisors, L.L.C. its General Partner

Name:
Title:

GS CAPITAL PARTNERS VI GMBH & CO. KG
By: GS Advisors VI, L.L.C. its Managing Limited Partner

Name:
Title:

GS CAPITAL PARTNERS VI PARALLEL, L.P.
By: GS Advisors VI, L.L.C. its General Partner

Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

	Number of Firm Shares to be Sold	Maximum Number of Optional Shares to be Sold
GS Capital Partners VI Fund, L.P.
GS Capital Partners VI Offshore Fund, L.P.
GS Capital Partners VI Parallel, L.P.
GS Capital Partners VI GmbH & Co. KG

Total

Notices to each of the Selling Stockholders shall be sent to the following address:

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attn: Bill Eng

With a copy to counsel for the Selling Stockholders:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue

New York, New York 10022

SCHEDULE II

	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Jefferies LLC
Canaccord Genuity Inc.
Piper Jaffray & Co.
Raymond James Ltd.

Total

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b)	Additional Documents Incorporated by Reference:

None.

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[●].

The number of Firm Shares to be purchased by the Underwriters is [●].

The underwriting discount per share for the Shares is $[●]

The settlement date is August [●], 2015.

ANNEX I

Benefitfocus, Inc.

Form of Lock-Up Agreement

                    , 2015

Goldman, Sachs & Co.

As Representative of the

several underwriters

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Re:	Benefitfocus, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule II to such agreement (collectively, the “Underwriters”), with Benefitfocus, Inc., a Delaware corporation (the “Company”), providing for a public offering of shares (the “Shares”) of the common stock of the Company, par value $0.001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”) (such public offering, the “Offering”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement. If the undersigned has rights to require the Company to register the Undersigned’s Shares, it hereby waives them during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (a) to the Company if the Company exercises its right to repurchase, at any time after the termination of employment or consulting relationship by an employee or consultant for any reason, any Shares purchased pursuant to the exercise of options, or (b) with the prior written consent of the Representative on behalf of the Underwriters. Additionally, the undersigned may transfer the Undersigned’s Shares without the prior written consent of the Representative (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to its grantor or beneficiaries pursuant to its terms; (iii) as a distribution to limited partners, members or stockholders of the undersigned; (iv) to another corporation, partnership or other business entity that controls, is controlled by or is under common control with, the undersigned; (v) to the Company pursuant to the exercise of stock options for Shares that have been granted by the Company prior to, and are outstanding as of the date of the Underwriting Agreement under employee benefit plans on the terms of such plans as described in the final prospectus relating to the Offering, where the Shares received upon any such exercise are held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, in each case on a “cashless” or “net exercise” basis (which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party); or (vi) to the Company to satisfy withholding taxes for any equity award granted prior to the date of the Underwriting Agreement, such as upon exercise, vesting, lapse of substantial risk of forfeiture, or other similar taxable event, in each case on a “cashless” or “net exercise” basis (which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party); provided that the donee, trustee, distributee, or transferee thereof, as applicable, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such donation, distribution or transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, the undersigned may (i) sell Shares purchased by the undersigned on the open market following the offering if and only if (a) such sales are not required to be reported in any public report or filing with the SEC and (b) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales; (ii) sell Shares pursuant to a trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, relating to the sale of securities by the undersigned (a “10b5-1 Plan”) in place and effective as of May 31, 2015 and disclosed in writing to the Representative; (iii) establish a new 10b5-1 Plan, provided that the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and provided further that the establishment of such plan will not result in any public filing or other public announcement of such plan by the undersigned or the Company during the Lock-Up Period; and (iv) exercise an option to purchase shares of Common Stock granted under any stock incentive plan of the Company described in the final prospectus used to sell the Shares.

This Lock-Up Agreement shall not apply to any Shares sold by the undersigned to the Underwriters in the Offering. The undersigned understands that if the Company advises the Representative in writing prior to the execution of the Underwriting Agreement, that it has determined to abandon or withdraw or not to proceed with the Offering, then this Lock-Up Agreement will terminate and the undersigned will be released from all obligations under this Lock-Up Agreement notwithstanding anything to the contrary contained in this Lock-Up Agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder (as it appears on stock certificate(s))

Authorized Signature

Title

ANNEX II

Form of Comfort Letter

ANNEX II(a)

ANNEX II(b)

ANNEX III(a)

Form of Underwriters Counsel Opinion Letter

ANNEX III(b)

Form of Company Counsel Opinion Letter

ANNEX III(c)(i)

Form of Opinion of Freshfields Bruckhaus Deringer LLP

ANNEX III(c)(ii)

Form of Opinion of Maples and Calder

ANNEX III(c)(iii)

Form of Opinion of P+P Pöllath + Partners